SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 1, 2004

CROMPTON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-30270	52-2183153

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

199 Benson Road, Middlebury, Connecticut		06749

(Address of principal executive offices)		(Zip Code)

(203) 573- 2000 (Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

         Crompton Corporation announced today that Karen R. Osar has been named executive vice president and chief financial officer, effective immediately. Peter Barna, who has served as senior vice president and chief financial officer, will remain as senior vice president until completion of the Company's current refinancing effort. Mr. Barna has elected to retire following the refinancing. A copy of a press release describing the changes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

                    *     *     *

      (c) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release Dated July 1, 2004

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Crompton Corporation (Registrant) By: /s/ Barry J. Shainman Name: Barry J. Shainman Title: Secretary

Date: July 1, 2004

Exhibit Index
Exhibit Number	Exhibit Description
99.1	Press Release Dated July 1, 2004